Exhibit 10.60

FIRST AMENDMENT OF SUBLEASE

This First Amendment of Sublease (this “First Amendment”) is made as of January 14, 2013 by and between MCKESSON SPECIALTY CARE DISTRIBUTION JOINT VENTURE, LP, a Delaware limited partnership (“Sublandlord”), and SUNESIS PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”).

WHEREAS, Kashiwa Fudosan American, Inc., a California corporation, as landlord (“Prime Landlord”), and Sublandlord’s predecessor-in-interest, entered into that certain Office Lease, dated June 1, 2003 (as subsequently amended, the “Prime Lease”) for certain premises (the “Prime Lease Premises”) located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080;

WHEREAS, Sublandlord’s predecessor-in-interest and Subtenant entered into a Sublease, dated December 22, 2006 (the “Sublease”) for a portion (the “Demised Premises”) of the Prime Lease Premises consisting of 15,378 rentable square feet located at 395 Oyster Point Boulevard, South San Francisco, California 94080;

WHEREAS, the current term of the Sublease (the “Sublease Term”) expires on April 30, 2013; and

WHEREAS, Sublandlord and Subtenant desire to extend the Sublease Term so that it shall expire on January 31, 2014.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Sublandlord and Subtenant agree as follows:

NOW, THEREFORE, for and in consideration of the mutual covenants, promises, conditions and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Recitals/Definitions. The foregoing recitals are hereby incorporated into this First Amendment as if such recitals were restated in their entirety in this section. Those capitalized terms not defined herein shall have the same meanings ascribed to them in the Sublease.

2. Sublease Term. The Sublease Term is extended so that it shall expire on January 31, 2014.

3. Condition of Demised Premises. Subtenant agrees to continue to occupy the Demised Premises in its current “as is” condition

4. Base Rent. Effective as of May 1, 2013 base rent payable during the extended Sublease Term shall be Twenty Three Thousand Eight Hundred Thirty Five and ninety hundredths Dollars ($23,835.90) per month.

1.

5. Operating Expenses, Property Taxes and Utilities. Effective as of May 1, 2013 Subtenant shall no longer be required to pay its Pro-Rata Share of Operating Expenses, increases in Real Estate Taxes and Utilities as provided by Section 10 of the Sublease.

6. After-Hours Air-Conditioning. Notwithstanding Section 5 of this First Amendment, if Subtenant shall require air-conditioning service for the Demised Premises at any time other than during regular business hours, Subtenant shall request such service from Prime Landlord in accordance with the terms of the Prime Lease and shall reimburse Prime Landlord or Sublandlord (as directed by Sublandlord) for such service at Prime Landlord’s then-current prevailing rate for such service. Subtenant agrees that if in order to provide such service to the Demised Premises, such service must also be provided to portions of the Prime Lease Premises other than the Demised Premises, Subtenant shall be obligated to pay the entire cost of such service.

7. Consent of Prime Landlord. This First Amendment is subject to and shall be effective upon the written consent of Prime Landlord. If Prime Landlord elects to exercise any termination or recapture right which it may have under the Prime Lease with respect to the Demised Premises, then this First Amendment shall become null and void, with no further obligations due on the part of either party.

8. PDF Format. This First Amendment may be executed by facsimile copies or copies in PDF format, each of which facsimile copies or copies in PDF format will be deemed an original hereof.

9. Ratification of Sublease. All other terms and conditions of the Sublease shall remain in full force and effect. In the event of any conflict between the provisions of the Sublease and the provisions of this First Amendment, the provisions of this First Amendment shall prevail.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this First Amendment as of the date first above written.

SUBLANDLORD:

MCKESSON SPECIALTY CARE DISTRIBUTION JOINT VENTURE, LP, a Delaware limited partnership

By:	Oncology Therapeutics Network Corporation, a Delaware corporation Its General Partner

By:	/s/ Nicholas A. Loiacono
Nicholas A. Loiacono Vice President and Treasurer

2.

SUBTENANT:

SUNESIS PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Eric Bjerkholt
Print Name:	Eric Bjerkholt
Title:	EVP Corp Dev and Finance, CFO

3.

CONSENT TO FIRST AMENDMENT

Kashiwa Fudosan American, Inc., a California corporation, as Prime Landlord under the Prime Lease, hereby consents to the First Amendment of Sublease, dated January 14, 2013 between McKesson Specialty Care Distribution Joint Venture, LP, a Delaware limited partnership (“Sublandlord”), and Sunesis Pharmaceuticals, Inc.

KASHIWA FUDOSAN AMERICAN, INC., a California corporation

By:	/s/ Tory Iwai
Print Name:	Tory Iwai
Title:	Attorney-in-Fact

4.